SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 19, 2009

CHINA-BIOTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834-9748

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 19, 2009, Ms. Yan Li sold 250,000 shares of common stock of China-Biotics, Inc. (“China-Biotics”) in a private sale transaction pursuant to a purchase agreement among Ms. Yan, China-Biotics and certain purchasers. Under the terms of the purchase agreement, China-Biotics agreed to use its reasonable best efforts to prepare and file with the Securities and Exchange Commission a registration statement (or to include in an existing registration statement through the use of an amendment to such registration statement), including the prospectus, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act by the 30th day following the closing date covering the resale by the purchasers of the shares and naming the purchasers as selling stockholders. Ms. Yan is the spouse of Mr. Song Jinan, a director and the President and Chief Executive Officer of China-Biotics.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit Description

10.1	Purchase Agreement dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA-BIOTICS, INC.

Date: May 20, 2009	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Treasurer and Secretary